Exhibit 10.46

Statement of Work No. 1

THIS STATEMENT OF WORK No. 1 (this "SOW") is made and entered into effective as of January 1, 2018 (the "SOW Effective Date"), by and between Dex Media, Inc. (“DexYP”) and Marchex Sales, LLC (“Marchex”) pursuant to the term and conditions of the Master Services Agreement between the parties dated January 1, 2018 (together with any amendments thereto, the “Agreement”). All capitalized terms used herein, but not defined, shall have the respective meanings ascribed to them in the Agreement.

1)	Services.
a)

Recorded Call and Analytics Services: DexYP elects to use Recorded Call Services. During the SOW Term (defined below), subject to the timely payment by DexYP of its obligations under this SOW, Marchex will provide the Services and Recorded Call Services in accordance with Section 1(a), 1(b) and 1(c) of the Agreement and this SOW. Account configuration including on-demand CTN provisioning and reporting of DexYP Data will be made available via API integration and/or through an online user interface as detailed on Attachment 1 to this SOW, which is incorporated herein by reference and covers features made commercially available by Marchex as of the SOW Effective Date. Any feature customization and/or development requested by Customer will be subject to additional fees to be mutually agreed upon by the parties in a separate Statement of Work.  Marchex shall use commercially reasonable efforts to ensure that CTNs assigned by Marchex to DexYP’s account have not received any calls during the *** assignment. For the avoidance of doubt, the preceding sentence shall not apply to the assignment of any pre-existing CTNs that DexYP will work with Marchex to port to the applicable Marchex carrier accounts for purposes of provision of Services hereunder.

b)

Features:  For the purposes of the this SOW, the definitions and descriptions set forth on Attachment 1 hereto shall apply to the respective product functionality and/or options within the Services made available under this SOW, each only to the extent offered by or made commercially available by Marchex in the applicable region or market.  In each case, the product functionality and/or features are subject to change or in some cases may be eliminated at the sole discretion of Marchex. Marchex will endeavour to provide at least ***, but in no event will provide ***, to DexYP of expected material changes to overall functionality of Services due to planned eliminations of features unless otherwise legally required to be effectuated sooner.  In the event Marchex limits the functionality and/or features of the Services such that in DexYP’s reasonable determination the overall functionality of the Services is materially decreased or degraded and DexYP’s provision of related services to Clients is thereby materially impacted, DexYP shall provide Marchex written notice of such determination (“Notice of Impact”) and Marchex will have *** to offer DexYP comparable features of like functionality such that DexYP’s provision of related services to Clients is not materially impacted. If the Parties are not able to mutually agree regarding the foregoing within *** of the Notice of Impact, DexYP will have a limited option to terminate the Agreement with *** written notice to Marchex that must be exercised no later than *** from the date of the original Notice of Impact unless otherwise agreed by the Parties in writing. For clarity, DexYP may tender such notice of termination as soon as *** after the Notice of Impact if Marchex has by that time not yet offered to DexYP any alternative that would reasonably mitigate the material impact to DexYP’s provision of related services to its Clients.

c)

Allocation for SMS: If requested by DexYP, Marchex will facilitate enabling a mutually agreed upon number of toll-free CTNs for DexYP’s use in connection with a third party vendor that provides short message service (“SMS”) related functionality. The parties acknowledge and agree that any such use by DexYP and its third-party vendor may be subject to carrier restrictions; and DexYP shall remain liable for any and all use of such SMS services (or associated uses) and the corresponding compliance with applicable law and regulation in connection therewith. Marchex will provide an initial sub-set listing of toll-free CTNs if so requested by DexYP and the third party vendor for SMS enablement, and Marchex will dedicate an individual for several days to coordinate and communicate with the third party vendor and DexYP to facilitate the third party vendor’s relevant logistics if the third party vendor so requests. For the avoidance of doubt, the parties acknowledge that the third party vendor may not require this coordination. Work for monitoring or modifying and replacing or re-implementing third-party vendor SMS-related functionality will require a separate arrangement but is not expected to be significant. Depending on the third party vendor's ability to enable SMS-related functionality on local CTNs and requests for assistance with carrier enablement of such local CTNs (if such requests are not directed by the third party vendor to the carrier), Marchex will also be available to facilitate although the specific requests will require a separate arrangement (not expected to be significant), provided that Marchex reserves the right to evaluate such requested levels of effort to determine the pricing.

2)	Term.

SOW Term. Subject to earlier termination as provided herein or in the Agreement, the effective term of this SOW shall first be for *** from the SOW Effective Date (the “SOW Initial Term”), and thereafter shall be automatically renewed for additional periods of *** (each a “SOW Renewal Term”), unless either party provides notice of non-renewal at least *** prior to any such renewal date. The SOW Initial Term and the SOW Renewal Terms, if any, shall herein be referred to as the “SOW Term”.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3)	Service Fees

a)	Per-Call Fees for Included Services. DexYP shall pay for the Services at the rates described in in the following schedule:

Monthly Total Call Volume	Fees for Services per Call
***	*** per call
***	*** per call

For the avoidance of doubt, the Fees set forth above will apply by tier only. For example, in the event of *** calls in a billing month, the first *** calls shall be billed at the first tier rate and those above shall be billed at the second tier rate.

b)

Potential Overage Fees.  The above per-call pricing is based on (i) a monthly average call duration of ***; and (ii) *** CTNs being provisioned for DexYP’s account. In the event that monthly average call durations exceed *** and/or more than *** CTNs are provisioned for DexYP’s account, ***.

c)

Minimum Annual Commitment.  The Annual Service Fee Commitment of this Agreement will be *** for year 1, *** for year 2, *** for year 3 of the SOW Term, and *** for each year during the SOW Term thereafter. The Annual Service Fee Commitment is the minimum amount that DexYP agrees to be billed for the total Services offered hereunder for each year during the SOW Term. In the event that, as of the end of each full year of the SOW Term, DexYP’s billings for per-Call Fees for Services and any Overage Fees, as applicable, have not reached the amount of the Annual Service Fee Commitment set forth herein, then DexYP agrees to make payment of the applicable shortfall amount within *** days from the end of the applicable annual period. Notwithstanding the foregoing, the Annual Service Fee Commitment amount (or remaining balance if applicable) shall be due and payable in the event of any termination for cause by Marchex in accordance with the terms of the Agreement or shall be due and payable *** in the event of a termination of this SOW or the Agreement prior to the end of the then-current billing year for any other reason. The parties agree that in the event DexYP’s usage does not reach the Annual Service Fee Commitment amount due to material volume limitations on the number of CTNs that could be provisioned based on commercially reasonable requests by DexYP in the Covered Regions in that year, per Marchex’s right in Section 2(b) of the Agreement, or due to a material government restriction on Marchex’s right to allocate CTNs based on commercially reasonable requests by DexYP in the Covered Regions as per Section 2(c) of the Agreement, the parties *** the application of the Annual Service Fee Commitment for such year.

d)

Covered Regions.  The above Fees apply only to those Services within the Covered Regions and excludes any non-U.S. jurisdictions. Services provided outside of the Covered Regions shall be subject to the then applicable fees or those otherwise agreed in advance in writing by the parties.

e)

Services/Features Included for Per-Call Fees. Upon full onboarding, the following Services and/or features (each as defined and described in Attachment 1 hereto) will be included for the above-specified Fees for Services per Call:

***

4)	Professional Services Fees

Marchex will provide up to *** of Professional Services related to initial onboarding set-up of Services at no additional cost to DexYP. Any additional Professional Services specifically related to initial onboarding and set-up will be billed on a time and materials basis at the rate of $*** per hour, plus expenses. Onboarding set-up will be mutually arranged by Marchex and DexYP. Any other Professional Services not related to onboarding and set-up requested by Customer will be subject to a separate arrangement with the fees/rates to be mutually agreed upon by the parties in a separate Statement of Work.

5)	Execution in Counterparts

This SOW may be executed in multiple counterparts, each of which shall be individually effective as provided herein, and all of which taken together shall constitute one and the same instrument.  If this SOW is executed in multiple counterparts, it will be effective and enforceable by a party against the other party upon receipt by a party of either (i) the original executed counterpart of the other party, or (ii) a facsimile transmission (or other type of electronic transmission) of the original executed counterpart of the other party.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed and delivered this SOW as of the SOW Effective Date.

Marchex Sales, LLC	Dex Media, Inc.
Signature: /s/ Brendhan Hight	Signature: /s/ Gordon Henry
Name: Brendhan Hight	Name: Gordon Henry
Title: Director	Title: EVP & CMO
Date: 12/22/2017	Date: 12/22/2017

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 1

***

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.